EXHIBIT 10.1.4 AGGREGATE CATASTROPHE EXCESS OF LOSS AND PER OCCURRENCE CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT Issued to EMC REINSURANCE COMPANY

Effective: January 1, 2016 2 of 15 AGGREGATE CATASTROPHE EXCESS OF LOSS AND PER OCCURRENCE CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT TABLE OF CONTENTS Article Page Preamble 3 1 Agreement 4 2 Retentions and Limits 4 3 Term (Continuous Contract) 4 4 Commutation 5 5 Territory 5 6 Exclusions 5 7 Trade and Economic Sanctions 5 8 Premium 5 9 Definitions 6 10 Commencement & Termination 7 11 Extra Contractual Obligations/Excess of Policy Limits 8 12 Net Retained Liability 8 13 Original Conditions 9 14 No Third Party Rights 9 15 Disputes 9 16 Jurisdiction 9 17 Currency 9 18 Indemnification and Errors and Omissions 10 19 Insolvency 10 20 Savings/Severability 11 21 Offset 11 22 Governing Law 11 23 Entire Agreement 11 24 Non-Waiver 12 25 Mode of Execution 12 Company Signing Block 13 Attachments Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance - U.S.A. 14

Effective: January 1, 2016 3 of 15 AGGREGATE CATASTROPHE EXCESS OF LOSS AND PER OCCURRENCE CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT This Aggregate Catastrophe Excess of Loss and Per Occurrence Catastrophe Excess of Loss Reinsurance Contract (the “Contract”) is hereby made by and between Employers Mutual Casualty Company ("EMCC") as the Reinsurer and EMC Reinsurance Company ("EMC Re") as the Reinsured or Company.

Effective: January 1, 2016 4 of 15 ARTICLE 1 AGREEMENT The Reinsured (EMC Re) agrees to cede and the Reinsurer (EMCC) agrees to accept premium and liability that may accrue as a result of Ultimate Net Loss to the extent further defined as follows involving loss or losses caused by any natural or man caused perils, including North American crop losses, on business in force at the inception date of this Contract, or written or renewed during the term of this Contract, subject to the terms and conditions herein contained. ARTICLE 2 RETENTIONS AND LIMITS A. Annual Catastrophe Aggregate. The Reinsurer shall be liable in respect of Cat Loss Occurrences and excess North American crop losses during the Contract Year for Ultimate Net Loss over and above an initial Ultimate Net Loss of Twenty Million Dollars ($20,000,000.00) (the “Catastrophe Aggregate Retention”), subject to a limit of liability to the Reinsurer of 80% of One Hundred Million Dollars ($100,000,000.00) of Ultimate Net Loss (the “Annual Catastrophe Aggregate Limit”). Thus, the Reinsurer’s maximum liability under this annual catastrophe aggregate coverage is Eighty Million Dollars ($80,000,000.00) of Ultimate Net Loss. B. Per Occurrence. The Reinsurer shall be liable in respect of each Cat Loss Occurrence during the Contract Year for Ultimate Net Loss over and above an initial Ultimate Net Loss of Ten Million Dollars ($10,000,000.00) (the “Per Occurrence Retention”), subject to a limit of liability to the Reinsurer of 80% of Ten Million Dollars ($10,000,000.00) of Ultimate Net Loss from each Cat Loss Occurrence (the “Per Occurrence Limit”). The limit of liability to the Reinsurer from Ultimate Net Loss under this per occurrence reinsurance is Eight Million Dollars ($8,000,000.00), regardless of the number of Cat Loss Occurrences. Any amount retained by the Reinsured under the per occurrence reinsurance (including the Reinsured’s 20% co-participation) described in Article 2 Section B will be counted as Ultimate Net Loss under the annual catastrophe aggregate reinsurance in Article 2 Section A. ARTICLE 3 TERM (CONTINUOUS CONTRACT) This Contract shall take effect at 12:01 A.M. on January 1, 2016, for (a) Cat Loss Occurrences commencing during the term of this Contract and for (b) North American Crop losses for which crops were intended to be harvested or were harvested during the term of this Contract. The Contract shall remain in effect for each Contract Year thereafter until cancelled.

Effective: January 1, 2016 5 of 15 ARTICLE 4 COMMUTATION Commutation of amounts due under this Contract will be accomplished through mutual agreement of the parties within 2 years of the Contract inception, and subsequent annual renewal(s). ARTICLE 5 TERRITORY The territorial limits of this Contract shall be identical to the territory limits of the original Reinsurance Treaties. ARTICLE 6 EXCLUSIONS This Contract shall not apply to and specifically excludes: A. Loss or damage occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, martial law or confiscation by order of any government or public authority, but not excluding loss or damage which would be covered under a standard form of Policy containing a standard war exclusion clause or specific War Coverage provided in Marine policies; B. Mold, other than as a result of a covered peril. ARTICLE 7 TRADE AND ECONOMIC SANCTIONS Whenever potential coverage provided by this Contract is considered in violation of any applicable economic or trade sanctions, any such coverage will be modified to conform to applicable law. ARTICLE 8 PREMIUM A. The Company shall pay the Reinsurer a premium of Three Million One Hundred Forty Thousand Dollars ($3,140,000.00) for the annual catastrophe aggregate reinsurance protection provided under Article 2 Section A of this Contract (the “Annual Catastrophe Aggregate Premium”). The Annual Catastrophe Aggregate Premium will be renegotiated on an annual basis for each Contract Year the Contract remains in place. The Annual Catastrophe Aggregate Premium is to be paid quarterly. Balances will be settled during the duration of the Contract via intercompany balance transfers.

Effective: January 1, 2016 6 of 15 B. The Company shall pay the Reinsurer a premium of One Million Nine Hundred Forty Thousand Dollars ($1,940,000.00) for the per occurrence reinsurance protection provided under Article 2 Section B of this Contract (the “Per Occurrence Premium”). The Per Occurrence Premium will be renegotiated on an annual basis for each Contract Year the Contract remains in place. The Per Occurrence Premium is to be paid quarterly. Balances will be settled during the duration of the Contract via intercompany balance transfers. C. The Company shall furnish the Reinsurer with such information as may be required by the Reinsurer for completion of its financial statements. ARTICLE 9 DEFINITIONS A. 1. “Ultimate Net Loss” means the catastrophe losses paid by the Reinsured or which the Reinsured becomes liable to pay arising out of "Reinsurance Treaties." Such loss includes Loss Adjustment Expense, Extra Contractual Obligations and any Loss in Excess of Policy Limits as defined in the Extra Contractual Obligations/Excess of Policy Limits Article, less any reinsurance recoveries. Additionally, “Ultimate Net Loss” to the annual catastrophe aggregate coverage set out in Article 2 Section A includes only Cat Loss Occurrences in which the Reinsured’s ultimate net loss exceeds $500,000 (“Franchise Deductible”), it being understood that once a Cat Loss Occurrence exceeds $500,000 of net loss, the entire amount of net loss from that Cat Loss Occurrence shall be included in the definition. “Ultimate Net Loss” to the annual catastrophe aggregate coverage set out in Article 2 Section A also includes North American crop losses incurred by the Reinsured in excess of a $10,000,000 crop loss deductible. 2. Salvages and all recoveries (including amounts due from all other reinsurance contracts that inure to the benefit of this Contract), shall be first deducted from such loss to arrive at the amount of liability attaching hereunder. 3. All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto. 4. The Company shall be deemed to be “liable to pay” a loss when a judgment has been rendered that neither the Company [for direct reinsurance business] nor EMCC [for assumed reinsurance business] plans to appeal, and/or the Company or EMCC has obtained a release, and/or the Company or EMCC has accepted a proof of loss. 5. Nothing in this clause shall be construed to mean that losses are not recoverable hereunder until the Company’s Ultimate Net Loss has been ascertained. B. “Loss Adjustment Expense” means costs and expenses incurred or assumed by the Company in connection with the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim or loss, or alleged loss, including but not limited to: 1. court costs;

Effective: January 1, 2016 7 of 15 2. costs of supersedeas and appeal bonds; 3. monitoring counsel expenses; 4. legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including but not limited to declaratory judgment actions; 5. post-judgment interest; 6. pre-judgment interest, unless included as part of an award or judgment; and 7. subrogation, salvage and recovery expenses. “Loss Adjustment Expense” does not include salaries and expenses of EMCC’s employees, and office and other overhead expenses. C. 1. "Cat Loss Occurrence(s)" shall mean any one accident, casualty, disaster, or occurrence or series of accidents, casualties, disasters or occurrences arising out of or following from one event and coded as such in EMCC’s claims and/or accounting system records. 2 A “Cat Loss Occurrence” must be composed of more than one Reinsurance Treaty. D. “Contract Year” means the period from January 1, 2016 through December 31, 2016, and each respective 12-month period thereafter that this Contract continues in force shall be a separate Contract Year. If this Contract is terminated, however, the final Contract Year shall be from the beginning of the then current Contract Year through the date of termination. In the event this Contract expires or is terminated on a run-off basis, the run-off period shall be considered part of the Contract Year ending on the date of expiration or termination. E “Reinsurance Treaty(ies)” means any binder or contract of reinsurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company, and any reinsurance business assumed by the Company through its quota share agreement with EMCC. ARTICLE 10 COMMENCEMENT AND TERMINATION A. This Contract shall take effect at 12:01 A.M. on January 1, 2016, applying to losses occurring, or claims made, as applicable, during the term of this Contract and shall remain in force for an indefinite period but may be terminated on any January 1 by either party giving to the other party 90 days’ prior notice. B. At termination of this Contract, the Reinsurer shall be released from liability for losses occurring after termination. C. In the event that this Contract is terminated for any reason, the Reinsurer shall notify the Iowa Insurance Division.

Effective: January 1, 2016 8 of 15 ARTICLE 11 EXTRA CONTRACTUAL OBLIGATIONS/EXCESS OF POLICY LIMITS A. This Contract shall cover Extra Contractual Obligations, as provided in the definition of Ultimate Net Loss. “Extra Contractual Obligations” shall be defined as those liabilities not covered under any other provision of this Contract and that arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company or EMCC to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement, or in the preparation of the defense or in the trial of any action against its insured or reinsured, or in the preparation or prosecution of an appeal consequent upon such action. B. This Contract shall cover Loss in Excess of Policy Limits, as provided in the definition of Ultimate Net Loss. “Loss in Excess of Policy Limits” shall be defined as Loss in excess of the policy limit, having been incurred because of, but not limited to, failure by the Company or EMCC to settle within the policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement, or in the preparation of the defense or in the trial of any action against its insured or reinsured, or in the preparation or prosecution of an appeal consequent upon such action. C. An Extra Contractual Obligation and/or Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the loss covered under the Company's or EMCC’s policy, and shall constitute part of the original loss. D. For the purposes of the Loss in Excess of Policy Limits coverage hereunder, the word “Loss” shall mean any amounts for which the Company or EMCC would have been contractually liable to pay had it not been for the limit of the original policy. E. Loss Adjustment Expense in respect of Extra Contractual Obligations and/or Loss in Excess of Policy Limits shall be covered hereunder in the same manner as other Loss Adjustment Expense. F. However, this Article shall not apply where the loss has been incurred due to final legal adjudication of fraud of a member of the Board of Directors or a corporate officer of the Company or EMCC acting individually, collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder. G. In no event shall coverage be provided to the extent not permitted under law. ARTICLE 12 NET RETAINED LIABILITY This Contract applies only to that portion of any loss that the Company retains net for its own account.

Effective: January 1, 2016 9 of 15 ARTICLE 13 ORIGINAL CONDITIONS All reinsurance under this Contract shall be subject to the same terms, conditions, waivers and interpretations, and to the same modifications and alterations as the respective Reinsurance Treaties of EMCC and the Reinsured. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract. ARTICLE 14 NO THIRD PARTY RIGHTS This Contract is solely between the Reinsured and the Reinsurer, and in no instance shall any insured, claimant or other third party have any rights under this Contract except as may be expressly provided otherwise herein. ARTICLE 15 DISPUTES Any disputes arising out of the interpretation of this Contract shall be submitted to the respective Inter-Company Committees of the boards of directors of EMCC and EMC Insurance Group Inc. pursuant to the terms of the charters of the Inter-Company Committees then in effect for final and binding resolution. ARTICLE 16 JURISDICTION If EMCC, as the assuming reinsurer, fails to perform its obligations under the terms of this Contract then EMCC, at EMC Re’s request, shall agree (a) to submit itself to the jurisdiction of any state court in the State of Iowa, as state courts in the State of Iowa shall have jurisdiction over any dispute between the parties related to this Contract, (b) to comply with all requirements necessary to give the court jurisdiction, and (c) to abide by the final decision of the court or any appellate court if there is an appeal. ARTICLE 17 CURRENCY A. Where the word “Dollars” and/or the sign “$” appear in this Contract, they shall mean United States Dollars, and all payments hereunder shall be in United States Dollars. B. For purposes of this Contract, where the Company or EMCC receives premiums or pays losses in currencies other than United States Dollars, such premiums or losses shall be converted into United States Dollars at the actual rates of exchange at which these premiums or losses are entered in EMCC’s books.

Effective: January 1, 2016 10 of 15 ARTICLE 18 INDEMNIFICATION AND ERRORS AND OMISSIONS A. The Reinsurer is reinsuring, subject to the terms and conditions of this Contract, the obligations assumed by the Reinsured under any Reinsurance Treaties. The Reinsurer shall be bound by the judgment of the Company as to the obligation(s) and liability(ies) of the Company under any Reinsurance Treaties. B. Any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery. ARTICLE 19 INSOLVENCY A. In the event of insolvency and the appointment of a conservator, liquidator or statutory successor of the Company, the portion of any risk or obligation assumed by the Reinsurer shall be payable to the conservator, liquidator or statutory successor on the basis of claims allowed against the insolvent Company by any court of competent jurisdiction or by any conservator, liquidator or statutory successor of the Company having authority to allow such claims, without diminution because of that insolvency, or because the conservator, liquidator or statutory successor has failed to pay all or a portion of any claims. B. Payments by the Reinsurer as above set forth shall be made directly to the Company or to its conservator, liquidator or statutory successor, except as provided by applicable law and regulation in the event of the insolvency of the Company. C. In the event of the insolvency of the Reinsurer, the liquidator, receiver, conservator or statutory successor of the Reinsurer shall notify the Company of the pendency of a claim against the insolvent Reinsurer on the Contract or contracts reinsured within a reasonable time after such claim is filed in the insolvency proceeding and, during the pendency of such claim, the Company may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Reinsurer or its liquidator, receiver, conservator or statutory successor. D. The original reinsured or policyholder shall not have any rights against the Reinsurer which are not specifically set forth in this Contract, or in a specific agreement between the Reinsurer and the original reinsured or policyholder.

Effective: January 1, 2016 11 of 15 ARTICLE 20 SAVINGS/SEVERABILITY If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract, nor the enforceability of such provision in any other jurisdiction. In no event shall coverage be provided to the extent that such coverage is not permitted under Iowa law. However, no provisions under this Article shall render any provisions of paragraph B of the Exclusions Article inoperable. ARTICLE 21 OFFSET EMCC and EMC Re shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract and the quota share agreement described in Article 9 Section E of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise. In the event of the insolvency of any party, offset shall be as permitted by applicable law. ARTICLE 22 GOVERNING LAW This Contract shall be governed as to performance, administration and interpretation by the laws of the State of Iowa, exclusive of conflict of law rules. However, with respect to credit for reinsurance, the rules of all applicable states shall apply. ARTICLE 23 ENTIRE AGREEMENT This Contract sets forth all of the duties and obligations between the Company and the Reinsurer and supersedes any and all prior or contemporaneous written agreements with respect to matters referred to in this Contract. This Contract may not be modified or changed except by an amendment to this Contract in writing signed by both parties, and any modification or amendment to this Contract must receive prior approval from the Iowa Insurance Division to be effective. However, this Article shall not be construed as limiting the admissibility of evidence regarding the formation, interpretation, purpose or intent of this Contract.

Effective: January 1, 2016 12 of 15 ARTICLE 24 NON-WAIVER The failure of the Company or the Reinsurer to insist on compliance with this Contract or to exercise any right or remedy shall not constitute a waiver of any rights contained in this Contract nor prevent either party from thereafter demanding full and complete compliance nor prevent either party from exercising such remedy in the future. ARTICLE 25 MODE OF EXECUTION A. This Contract may be executed by: 1. an original written ink signature of paper documents; 2. an exchange of facsimile copies showing the original written ink signature of paper documents; 3. electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person’s handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated. B. The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

Effective: January 1, 2016 13 of 15 In WITNESS WHEREOF, the parties hereto, by their respective duly authorized officers, have executed this Aggregate Catastrophe Excess of Loss and Per Occurrence Catastrophe Excess of Loss Reinsurance Contract on the dates recorded below. EMC Reinsurance Company Employers Mutual Casualty Company By: /s/ Ron D. Hallenbeck By: /s/ Bruce G. Kelley Ron D. Hallenbeck Bruce G. Kelley President President & CEO Date: February 15, 2016 Date: February 15, 2016

Effective: January 1, 2016 14 of 15 NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - U.S.A. 1. This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks. 2. Without in any way restricting the operation of paragraph (1) of this clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to: I. Nuclear reactor power plants including all auxiliary property on the site, or II. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or III. Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material”, and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or IV. Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission. 3. Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate: (a) where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof. 4. Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against. 5. It is understood and agreed that this clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard. 6. The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof. 7. Reassured to be sole judge of what constitutes:

Effective: January 1, 2016 15 of 15 (a) substantial quantities, and (b) the extent of installation, plant or site. Note: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that (a) all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply. (b) with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply. 12/12/57 NMA 1119 NOTES: Wherever used herein the terms: “Reassured” shall be understood to mean “Company”, “Reinsured”, “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies. “Reinsurers” shall be understood to mean “Reinsurers”, “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.